UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): March 2, 2012

Analogic Corporation

(Exact name of registrant as specified in its charter)

Massachusetts	0-6715	04-2454372
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

8 Centennial Drive, Peabody, Massachusetts		01960
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: 978-326-4000

Not Applicable

Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b)(e) On March 2, 2012, the Company and Donald B. Melson, the Company’s Vice President, Finance and principal accounting officer, entered in a separation agreement (the “Separation Agreement”) in connection with Mr. Melson’s resignation and termination of employment with the Company. The full text of the Separation Agreement is attached as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference. The following description of the Separation Agreement is qualified in its entirety by reference to the Separation Agreement.

Under the Separation Agreement, Mr. Melson will serve as the Company’s principal accounting officer through March 14, 2012 and remain employed by the Company as Vice President, Finance until (i) July 31, 2012; or (ii) if Mr. Melson elects to resign from such position, the effective date of such resignation, whichever is earlier (the “Separation Date”). Mr. Melson will receive his regular annualized base salary of $237,633 through the Separation Date.

Under the Separation Agreement, the Company has agreed, provided that Mr. Melson has not revoked the release described in the following paragraph, that Mr. Melson’s separation from the Company will be treated as a termination without cause. For the period beginning on the Separation Date and continuing for sixteen (16) weeks thereafter (the “Severance Period”), the Company shall continue to pay to Mr. Melson his base salary, and shall continue to pay the employer portion of Mr. Melson’s group health (medical and dental) insurance and group life insurance premiums. Mr. Melson will be eligible to receive an award under the Company’s Annual Incentive Plan for its fiscal year ending July 31, 2012 (the “FY12 AIP”). The award will be determined in accordance with the FY12 AIP and will be based upon the amount of base salary payments from the beginning of fiscal 2012 through the Separation Date. Mr. Melson will also receive six months of career transition services, with the cost borne by the Company. In addition, certain equity awards made to Mr. Melson will vest according to a schedule attached to the Separation Agreement, adjusted to reflect the actual Separation Date.

Under the Separation Agreement, Mr. Melson (a) is to fully and unconditionally release the Company and certain others from any and all claims, actions, liabilities, and the like of every kind and nature which Mr. Melson has ever had against the Company and such parties, (b) agrees not to solicit employees of the Company during the Severance Period, and (c) acknowledges and reaffirms his obligation under applicable law and his Proprietary Information and Inventions Agreement with the Company, including the obligation to keep confidential all non-public information concerning the Registrant.

Item 9.01 Financial Statements and Exhibits

(d)	Exhibits

Exhibit No.	Description

10.1	Separation Agreement between Mr. Melson and the Company dated March 2, 2012

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Analogic Corporation

March 7, 2012	By:	/s/ John J. Fry
Name: John J. Fry
Title: Senior Vice President, General Counsel, and Secretary